SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERISOURCEBERGEN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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January 28, 2004

Dear Stockholder:

      I am pleased to invite you to attend our 2004 Annual Meeting of Stockholders on Friday, March 5, 2004, at 2:00 p.m. Eastern Time. The meeting will be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania.

      The Notice of 2004 Annual Meeting of Stockholders and the Proxy Statement describe the items of business for the meeting. At the meeting, we also will report on the Company’s performance and operations during fiscal 2003 and respond to stockholder questions.

      Your vote is very important. Whether or not you plan to attend the 2004 Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

      Thank you for your support.

Sincerely,

ROBERT E. MARTINI
Chairman of the Board

Notice of 2004 Annual Meeting of Stockholders

TIME AND DATE:	2:00 p.m., Eastern Time, on Friday, March 5, 2004

PLACE:	The Four Seasons Hotel One Logan Square Philadelphia, PA 19103

ITEMS OF BUSINESS:	(1) To elect two members to the Board of Directors for three-year terms.

(2) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	Stockholders of record on January 12, 2004.

ANNUAL REPORT:	A copy of our 2003 Annual Report is enclosed.

DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to stockholders on or about January 28, 2004.

Respectfully,

WILLIAM D. SPRAGUE,
Senior Vice President, General Counsel & Secretary

January 28, 2004

AmerisourceBergen Corporation

1300 Morris Drive
Chesterbrook, PA 19087

PROXY STATEMENT

ABOUT THE 2004 ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

      This Proxy Statement is furnished by the Company’s Board of Directors in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held March 5, 2004 and at any adjournments thereof. The Company’s Annual Report to Stockholders, including financial statements, accompanies this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

      The items of business for the meeting are as follows:

•	To elect two members to the Board of Directors for three-year terms.

•	To transact any other business properly coming before the meeting.

Who is soliciting my proxy?

      The Board of Directors is soliciting your proxy in order to provide you an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

Who is entitled to vote?

      You may vote if you owned shares of the Company’s common stock as of the close of business on January 12, 2004. Each share of common stock is entitled to one vote. As of January 12, 2004, we had 112,230,512 shares of common stock outstanding.

How do I vote before the meeting?

      You have three options for voting and submitting your proxy before the meeting:

•	Over the Internet — We encourage you to vote and submit your proxy over the Internet. If you have Internet access, you may vote at the Internet address shown on your proxy card.

•	By telephone — You may vote and submit your proxy by calling the number shown on your proxy card.

•	By mail — You may vote by completing, signing and returning the enclosed proxy card.

      If you hold your shares through an account with a bank or broker, your ability to vote by telephone or the Internet depends on the voting procedures of the bank or broker. Please follow the directions that your bank or broker provides.

What shares can I vote?

      You may vote all shares owned by you as of the close of business on January 12, 2004, which is the Record Date. These shares include:

•	Shares held directly in your name as the stockholder of record.

•	Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank. These include shares purchased through any 401(k) plan as well as the AmerisourceBergen 2002 Employee Stock Purchase Plan.

May I vote at the meeting?

      You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I vote?

      You may change your vote at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.

•	Voting again by telephone or over the Internet prior to 2:00 p.m., Eastern Time, on March 5, 2004.

•	Voting at the meeting if you are the stockholder of record.

•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

      Proxies that are signed and returned but do not contain instructions will be voted

•	For the election of the nominees for director named on pages 4 and 5 of this Proxy Statement.

•	In accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

      It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares.

      We recommend that you consolidate as many accounts as possible under the same name and address. For assistance you may contact our transfer agent, The Bank of New York, at 1-800-524-4458.

Will my shares be voted if I do not provide my proxy?

      If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

      If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority under the New York Stock Exchange (NYSE) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors is considered a routine matter for which brokerage firms may vote without specific instructions.

May stockholders ask questions at the meeting?

      Yes. Representatives of the Company will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

      In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of January 12, 2004 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect the nominees for director?

      The nominees for director receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Because directors are elected by a plurality, abstentions and broker non-votes will not affect their election.

      Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting in order to be approved. On any such proposal, abstentions would be counted in the tabulation of the votes cast by stockholders as negative votes. Broker non-votes would not be counted in the tabulation of the votes cast on the proposal.

How will proxies be voted on other items or matters that properly come before the meeting?

      If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is the Company aware of any other item of business that will be presented at the meeting?

      The Company is not aware of any other business to be presented at the 2004 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

Will there be any further solicitation of proxies for the meeting?

      Our directors, officers and associates may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., Inc. to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We anticipate paying Morrow & Co., Inc. a fee of $6,500, plus expenses, for providing such services.

Will we reimburse any expenses of brokers, nominees and fiduciaries?

      We will reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our stockholders.

Will the directors be in attendance at the meeting?

      We currently expect all of our directors to be in attendance at the 2004 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings of stockholders. All of the directors attended the 2003 Annual Meeting of Stockholders.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

How often are directors elected?

      The Company’s directors are divided into three classes — Class I, Class II and Class III — with each class being as nearly equal in number as possible. The directors of each class serve for terms of three years. The terms of office of the classes are staggered so that only one class of directors is elected at each annual meeting of stockholders.

Who are this year’s nominees?

      The term of office of the current Class III directors will expire at the 2004 Annual Meeting. Two Class III directors are to be elected at the 2004 Annual Meeting.

      The current Class III directors are Messrs. Edward E. Hagenlocker, Robert E. Martini and Francis G. Rodgers. Mr. Hagenlocker has been nominated to stand for reelection as a Class III director. Messrs. Martini and Rodgers will not stand for reelection as Class III directors and will retire as directors as of the date of the 2004 Annual Meeting. Mr. Kurt J. Hilzinger has been nominated to stand for election as a Class III director.

Which of this year’s nominees are independent?

      Mr. Hagenlocker is independent (as independence is defined in Section 303A of the NYSE Listed Company Manual). Mr. Hilzinger, if elected as a Class III director at the 2004 Annual Meeting, will not be independent.

What is the term of office for which this year’s nominees are to be elected?

      The two nominees are to be elected for a three-year term and are expected to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected.

What if a nominee is unwilling or unable to serve?

      Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve a full term as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Biographical information about this year’s nominees:

Edward E. Hagenlocker

•	Age 64.

•	Director of the Company since August 2001.

•	Director of AmeriSource Health Corporation from 1999 to August 2001.

•	Vice Chairman of Ford Motor Company from 1996 until his retirement in 1999 and Chairman of Visteon Corporation from 1997 to 1999.

•	President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996.

•	Also a director of Boise Cascade Corporation, Air Products and Chemicals, Inc., American Standard Companies Inc. and Lucent Technologies, Inc.

Kurt J. Hilzinger

•	Age 43.

•	President and Chief Operating Officer of the Company since October 2002.

•	Executive Vice President and Chief Operating Officer of the Company from August 2001 to October 2002.

•	President and Chief Operating Officer of AmeriSource Health Corporation from December 2000 to August 2001, Senior Vice President and Chief Operating Officer of AmeriSource Health Corporation from January 1999 to December 2000, Senior Vice President and Chief Financial Officer of AmeriSource Health Corporation from 1997 to January 1999 and Vice President, Chief Financial Officer and Treasurer of AmeriSource Health Corporation from 1995 to 1997.

•	Also a director of Humana Inc.

How does the Board of Directors recommend that I vote?

      We recommend that you vote For the election of each of these nominees to the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD

AND THE BOARD COMMITTEES

Who are the Class I directors?

      The Class I directors are Rodney H. Brady, Charles H. Cotros, Jane E. Henney, M.D. and R. David Yost.

When does the term of the Class I directors expire?

      The term of office of the Class I directors will expire at the 2005 Annual Meeting of Stockholders.

Biographical information about Class I directors (whose terms expire in 2005):

Rodney H. Brady

•	Age 70.

•	Director of the Company since August 2001.

•	Director of Bergen Brunswig Corporation from 1973 to August 2001.

•	President and Chief Executive Officer of Deseret Management Corporation since 1996.

•	President and Chief Executive Officer of Bonneville International Corporation from 1985 to 1996.

•	President of Weber State University from 1978 to 1985.

•	Assistant Secretary of the United States Department of Health, Education and Welfare from 1970 to 1972.

Charles H. Cotros

•	Age 66.

•	Director of the Company since January 2002.

•	Chairman and Chief Executive Officer of Sysco Corporation from January 2000 until his retirement in December 2002.

•	Held variety of other positions with Sysco Corporation starting 1974, including Chief Operating Officer from 1995 until January 2000 and President from 1999 until July 2000.

•	Also a director of Riviana Foods Inc.

Jane E. Henney, M.D.

•	Age 56.

•	Director of the Company since January 2002.

•	Senior Vice President and Provost for Health Affairs at the University of Cincinnati since July 2003.

•	Senior Scholar in Residence at the Association of Academic Health Centers in Washington, D.C. from 2001 to April 2003.

•	Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001.

•	Vice President for Health Sciences at the University of New Mexico from 1994 to 1998.

•	Deputy Commissioner of Operations at the United States Food and Drug Administration from 1992 to 1994.

•	Dr. Henney is a medical oncologist and has held several posts at the National Cancer Institute, including Deputy Director from 1980 to 1985.

•	Also a director of AstraZeneca PLC.

R. David Yost:

•	Age 56.

•	Director and Chief Executive Officer of the Company since August 2001.

•	President of the Company from August 2001 to October 2002.

•	Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001 and President and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to December 2000.

•	Held variety of other positions with AmeriSource Health Corporation and its predecessors since 1974, including Executive Vice President — Operations of AmeriSource Health Corporation from 1995 to 1997.

•	Also a director of Aetna Inc.

Who are the Class II directors?

      The Class II directors are Richard C. Gozon, James R. Mellor and J. Lawrence Wilson.

When does the term of the Class II directors expire?

      The term of office of the Class II directors will expire at the 2006 Annual Meeting of Stockholders.

Biographical information about Class II directors (whose terms expire in 2006):

Richard C. Gozon:

•	Age 65.

•	Director since August 2001.

•	Director of AmeriSource Health Corporation from 1994 to August 2001.

•	Executive Vice President of Weyerhaeuser Company from June 1994 until his retirement in 2002.

•	Also a director of UGI Corporation, Triumph Group, Inc. and AmeriGas Partners, L.P.

James R. Mellor:

•	Age 73.

•	Director of the Company since August 2001.

•	Director of Bergen Brunswig Corporation from 1979 to August 2001.

•	Chairman of USEC Inc. since 1998.

•	Chairman and Chief Executive Officer of General Dynamics Corporation from 1993 to 1997 and President and Chief Operating Officer of General Dynamics Corporation from 1991 to 1993.

•	Also a director of Computer Sciences Corporation, Net2Phone, Inc. and USEC Inc.

J. Lawrence Wilson:

•	Age 67.

•	Director of the Company since August 2001.

•	Director of AmeriSource Health Corporation from January 2000 to August 2001.

•	Chairman and Chief Executive Officer of Rohm and Haas Company from 1988 until his retirement in 1999.

•	Also a director of Cummins Inc., MeadWestvaco Corporation and The Vanguard Group of Investment Companies.

What are the Committees of the Board of Directors?

      The Board of Directors has the following standing Committees: Executive and Finance; Audit and Corporate Responsibility; Compensation and Succession Planning; and Governance and Nominating. The Governance and Nominating Committee previously was known as the Governance and Investment Committee. The Committee’s name was changed, and its duties and responsibilities modified, to assure compliance with the NYSE corporate governance rules that recently became effective.

      The current members of each of the Committees and the duties and responsibilities of each Committee are shown below.

Name of Committee and Members	Duties and Responsibilities of Committee

Executive and Finance
• R. David Yost, Chair • Robert E. Martini • James R. Mellor • J. Lawrence Wilson	• Exercises the authority of the Board of Directors between the meetings of the Board on matters that cannot be delayed, except as limited by Delaware law and the Company’s Bylaws.
• Reviews the asset and liability structure of the Company and considers its funding and capital needs.
• Reviews the Company’s dividend policy.
• Reviews strategies developed by the Company to meet changing economic and market conditions.
Audit and Corporate Responsibility
• Edward E. Hagenlocker, Chair • Rodney H. Brady • Charles H. Cotros • Richard C. Gozon • Francis G. Rodgers	• Appoints, and has authority to terminate, the independent auditor.
• Pre-approves all audit and permitted non-audit services provided by the independent auditor.
• Reviews and discusses with management and the Company’s independent auditor the Company’s audited financial statements and interim quarterly financial statements as well as the Company’s discussion and analysis of the statements as set forth in the Forms 10-K and 10-Q filed with the Securities and Exchange Commission (SEC).
• Discusses with the independent auditors matters related to the conduct of the audit.
• Reviews and discusses the independence of the Company’s auditors.
• Prepares the Audit Committee report as required by SEC rules.
• Reviews the scope of proposed audit to be conducted by the independent auditor each fiscal year and the audit procedures to be utilized.
• Discusses with management and/or the independent auditor significant financial reporting issues and accounting issues.
• Reviews with the independent auditor the effectiveness of the Company’s accounting and financial controls.
• Reviews internal audit function, internal audit plans, internal audit reports and management’s response to such reports.
• Reviews appointment, performance and replacement of the Company’s senior internal auditor.
• Oversees compliance with the Company’s codes of ethics and business conduct.

Name of Committee and Members	Duties and Responsibilities of Committee

Compensation and Succession Planning
• James R. Mellor, Chair • Richard C. Gozon • Jane E. Henney, M.D. • Francis G. Rodgers • J. Lawrence Wilson	• Reviews and approves the Company’s executive compensation strategy and the individual elements of total compensation for the Chief Executive Officer and other members of senior management.
• Ensures that executive compensation strategy supports stockholder interests.
• Prepares the Compensation Committee report on executive compensation as required by SEC rules.
• Evaluates performance of management annually.
• Proposes stock option plans for approval by stockholders.
• Administers and makes awards under the Company’s incentive-compensation plans, including stock option plans.
• Administers and makes investment decisions relating to the Company’s retirement plans.
• Administers the Company’s benefit plans.
• Reviews with management and makes recommendations relating to succession planning and management development.
Governance and Nominating*
• Rodney H. Brady, Chair • Charles H. Cotros • Edward E. Hagenlocker • Jane E. Henney, M.D.	• Identifies and recommends qualified candidates to serve as directors of the Company.
• Recommends selection and qualification criteria for directors.
• Determines selection and qualification criteria for Committee members.
• Considers nominees for director recommended by stockholders.
• Evaluates, and advises the Board on, the Company’s approach to corporate governance.
• Makes recommendations regarding the size and composition of the Board and the composition and responsibilities of Committees.
• Assesses the performance of the Board of Directors.
• Reviews, and makes recommendations to the Board regarding, director compensation.

*	Mr. Martini was a member of the Governance and Nominating Committee during fiscal 2003 but stepped down from the Committee upon the adoption in October 2003 of the current Committee charter in order to assure compliance with the charter requirement and the NYSE requirement that the Committee be comprised solely of independent directors.

How often did the Board and the Committees meet in fiscal 2003?

      The Board of Directors met seven times during fiscal 2003. The Executive and Finance Committee met five times during fiscal 2003. The Audit and Corporate Responsibility Committee met seven times during fiscal 2003. The Compensation and Succession Planning Committee met four times during fiscal 2003. The Governance and Nominating Committee met six times during fiscal 2003.

Did each director attend at least 75% of the meetings of the Board of Directors and of the Committees on which he or she served?

      During fiscal 2003, each director attended at least 75% of the meetings of the Board of Directors and of the Committees of which he or she was a member.

How are directors compensated?

      Each director who is not an employee of the Company receives an annual retainer of $50,000. In addition to the annual retainer, the Chairman of the Board receives $4,000 for attendance in person at each Board meeting and each other director receives $2,000 for attendance in person at each Board meeting. Committee chairpersons receive $2,000 for attendance in person at each Committee meeting and other Committee members receive $1,000 for attendance in person at each Committee meeting. Each director receives 50% of the in-person meeting fee for telephonic Board and Committee meetings.

      During fiscal 2003, each non-employee director also received 5,441 non-qualified stock options.

      At the election of the directors, the annual retainer is payable in cash, restricted Company common stock or options exercisable for Company common stock, or credited to a deferred compensation account. At the election of the directors, the meeting fees are payable in cash or credited to a deferred compensation account.

      AmerisourceBergen Corporation 2001 Deferred Compensation Plan. A director may elect to defer all or any part of the annual retainer compensation and meeting fees received and have the deferred amount credited to an account under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan (the “Deferred Compensation Plan”). Deferred accounts will be credited with interest at one percentage point higher than the prime rate as in effect from time to time. Payment under the Deferred Compensation Plan will be made or commence on the first day of the month after the non-employee director ceases being a director of the Company. A director may elect to receive a deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

      AmerisourceBergen Corporation 2001 Non-Employee Directors’ Restricted Stock Plan. A director may elect to forego 50% or more of the annual retainer compensation received and, in lieu thereof, receive a grant of restricted stock having a value equal to 125% of the amount of compensation foregone, provided the director has not elected to have the foregone amount credited in the form of stock options under the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan. In most cases, all restrictions on the stock will lapse three years from the grant date. A director who retires prior to three years from the date of grant could receive a pro rata distribution of such stock at the discretion of the Board. A director may also elect to defer the receipt of shares subject to restrictions to a date certain or to death, disability or termination of service by electing to defer the receipt of shares at least one year in advance of the vesting date. In general, restricted stock granted will be treated as granted in advance on or about the date of the Annual Meeting of Stockholders, based on the closing price of Company stock on the immediately preceding business day.

      AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan. A director may elect to forego 50% or more of the annual retainer compensation received and, in lieu thereof, receive a grant of non-qualified stock options having a Black-Scholes value equal to 150% of the amount of foregone compensation, provided the director has not elected to have the foregone amount credited in the form of restricted stock under the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Restricted Stock Plan. In most cases, options will vest and become exercisable in three equal annual installments on each anniversary of the grant date, subject to continued service on the Board. In general, options granted will be granted in advance on or about the date of the Annual Meeting of Stockholders, with a strike price based on the closing price of Company stock on the immediately preceding business day.

CODES OF ETHICS

Has the Company adopted a code of ethics and business conduct that applies to directors, officers and employees?

      The AmerisourceBergen Corporation Code of Ethics and Business Conduct, in its current form, was adopted by the Board of Directors in October 2003 and applies to directors and employees (including officers). The Company’s Code of Ethics and Business Conduct is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

      The AmerisourceBergen Corporation Code of Ethics and Business Conduct is posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com. We will provide the Code of Ethics and Business Conduct in print without charge to any stockholder who makes written request to: William D. Sprague, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087.

      Any waivers of the application of the AmerisourceBergen Corporation Code of Ethics and Business Conduct to directors or executive officers must be made either by the Board of Directors or the Governance and Nominating Committee. Any waiver of the Code of Ethics and Business Conduct will be disclosed promptly on the Company’s Internet website. Any amendment of the Code of Ethics and Business Conduct also will be disclosed promptly on the Company’s Internet website.

Has the Company adopted a code of ethics for the principal executive officer and principal financial and accounting officers of the Company as required by SEC regulations?

      The Company has adopted the AmerisourceBergen Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC’s Regulation S-K. The Code of Ethics for Designated Senior Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Controller.

      The AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers is posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com. A copy of the Code of Ethics for Designated Senior Officers also has been filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003. We will provide the Code of Ethics for Designated Senior Officers in print without charge to any stockholder who makes written request to: William D. Sprague, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087.

      Any waiver or amendment of the Code of Ethics for Designated Senior Officers will be disclosed promptly on the Company’s Internet website.

CORPORATE GOVERNANCE

Has the Company adopted corporate governance principles for the Board of Directors?

      The Board of Directors adopted the AmerisourceBergen Corporation Corporate Governance Principles in October 2003. The Corporate Governance Principles are intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual.

      The Corporate Governance Principles for the Board of Directors, together with the charters of the Committees, provide the framework for the governance of the Company. The Corporate Governance Principles address a variety of governance issues, including:

•	Role and functions of the Board.

•	Qualifications of directors, including age limitations.

•	Independence of directors.

•	Size of the Board.

•	Board Committees.

•	Meetings of non-employee directors, including the procedures for determining which director will preside at such meetings.

•	Self-evaluation of the Board.

•	Ethics and conflicts of interest.

•	Compensation of the Board.

•	Access to senior management of the Company.

•	Access to independent advisors.

      A copy of the AmerisourceBergen Corporation Corporate Governance Principles, in its current form, is attached to this Proxy Statement in Appendix A.

Has the Board determined which of the directors are independent?

      The Board has determined that all of the directors are independent under the principles contained in Section 303A.02 of the NYSE Listed Company Manual and with Paragraph 4 of the AmerisourceBergen Corporation Corporate Governance Principles, with the exception of Messrs. Martini and Yost.

      The NYSE Listed Company Manual requires that the Company have a majority of independent directors. The Company’s Corporate Governance Principles require that the Board maintain a minimum of 70% independent directors.

      If the two nominees for director (described above under Election of Directors) are elected at the Annual Meeting, all of the directors then serving will be independent with the exception of Messrs. Hilzinger and Yost. At that time, more than 70% of the directors will be independent.

      The members of the Audit and Corporate Responsibility, Compensation and Succession Planning, and Governance and Nominating Committees are required to be independent by Section 303A of the NYSE Listed Company Manual and by their respective charters. All of the current members of each of these Committees are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual).

Where can stockholders find our corporate governance documents?

      We have reproduced our Corporate Governance Principles and the charters of the Audit and Corporate Responsibility, Compensation and Succession Planning, and Governance and Nominating Committees in Appendix A to this Proxy Statement. In addition, these documents have been posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com.

PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES AND FOR

SUBMITTING RECOMMENDATIONS

How does the Governance and Nominating Committee identify and evaluate director nominees?

      Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Governance and Nominating Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties. Director nominees who also serve as the Chief Executive Officer or the Chief Operating Officer of the Company may serve on the board of no more than one other public company. Other director nominees may serve on the boards of no more than four other public companies.

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

      Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names, appropriate biographical information and qualifications in writing to: William D. Sprague, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087-5594.

      In considering any nominee proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the Committee.

      In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2005, the name of the proposed nominee and the supporting documentation must be received before September 30, 2004.

What efforts are being undertaken by the Governance and Nominating Committee to identify additional independent directors for the future?

      The Governance and Nominating Committee has commenced efforts to identify candidates who meet our qualification criteria and are independent. As part of its efforts, the Committee has engaged a nationally-recognized search firm to help identify such candidates.

AUDIT MATTERS

Audit Committee Financial Expert

      The Board of Directors has determined that Mr. Hagenlocker is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Report of the Audit and Corporate Responsibility Committee

      The Audit and Corporate Responsibility Committee consists of the five directors named below. All of the Committee members are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual).

      The Committee reviewed and discussed with the Company’s management and the independent auditor the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and the reporting process. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. The Company’s management has represented to the Audit and Corporate Responsibility Committee that the financial statements contained in the Company’s fiscal 2003 10-K Report were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditor, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

      The Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee discussed with the independent auditor the auditor’s independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

      Based on the reviews and discussions referred to above, the Audit and Corporate Responsibility Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s fiscal 2003 10-K Report.

AUDIT AND CORPORATE RESPONSIBILITY
COMMITTEE
Edward E. Hagenlocker, Chairman
Rodney H. Brady
Charles H. Cotros
Richard C. Gozon
Francis G. Rodgers

Policy for Pre-Approval of Audit and Non-Audit Services

      The Audit and Corporate Responsibility Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

      The pre-approval policy was implemented effective as of May 6, 2003, as required by the applicable regulations. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

Independent Auditor’s Fees

      During the fiscal years ended September 30, 2003 and 2002, Ernst & Young LLP, the Company’s independent auditors, billed the Company the fees set forth below in connection with services rendered by the independent auditors to the Company:

Fee Category	Fiscal 2002	Fiscal 2003

Audit Fees	$1,640,000	$1,758,800
Audit-Related Fees	263,962	997,550
Tax Fees	792,650	616,236
All Other Fees	5,213	1,690
TOTAL	$2,701,825	$3,374,276

      Audit fees consisted of fees for the audit of the Company’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC.

      Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002.

      Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

      Other fees consisted in fiscal 2002 of fees for a life insurance policy review and in fiscal 2003 of fees for seminars.

Has the Company retained independent auditors for fiscal 2004?

      The Company has retained Ernst & Young LLP as its independent auditors for the year ending September 30, 2004.

Will representatives of the independent auditors be present at the Annual Meeting?

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

COMPENSATION MATTERS

Report of the Compensation and Succession Planning Committee on Executive Compensation

      The Compensation and Succession Planning Committee consists of the five directors named below. All of the members of the Committee are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual).

      The Committee reviews and approves all compensation for the Chief Executive Officer and the other executive officers of the Company. The Committee periodically compares the Company’s executive compensation levels with those of companies with which the Company believes that it competes in recruitment and retention of senior executives. The Committee also reviews and makes recommendations with respect to succession planning and management development.

Objectives of the Company’s Compensation Program for Executive Officers

      The objectives of the Company’s executive compensation program are:

•	to align individual contributions with business objectives and performance,

•	to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company and

•	to motivate those executives to advance the interests of stockholders.

Compensation Policies for the Company’s Executive Officers

      The Company’s compensation program for executive officers consists of three primary components: base salary, annual incentives (e.g., annual bonus) and long-term incentives (e.g., stock options).

      In furtherance of the objectives of the Company’s compensation program, the Committee believes that the executive officers of the Company should have a greater portion of their compensation at risk than other employees. The Company’s compensation program for executive officers is designed to deliver base salary below the median of the companies with which the Company competes for senior executives and base plus annual incentive compensation in the range of the median.

      Base Salary. The Committee reviews the base salaries of the executive officers of the Company annually and makes adjustments based on past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive. The Committee reviewed and determined the base salaries paid to the Company’s executive officers for fiscal 2003 based on consideration of these factors.

      Annual Incentives. All executive officers participate in the Company’s annual incentive program. The program is designed to motivate and reward the executive officers of the Company by aligning pay primarily with the achievement of measurable Company or business group financial performance objectives and, in some instances, the achievement of specific individual non-financial objectives. The objectives are established for each executive officer at the beginning of each fiscal year.

      In fiscal 2003, financial performance measures were the primary determinant of each executive officer’s annual incentive payment. The financial performance measures included operating revenue, earnings before interest and taxes and return on capital committed at the Company or business group level. At the end of fiscal 2003, the performance of each executive officer was evaluated against the financial and non-financial objectives established for that executive officer for the year and annual incentive payments were determined. In fiscal 2003, the target incentive level for each of the executive officers was 100% of base salary. The annual incentive payments to the executive officers for fiscal 2003 ranged from 98.6% of the target incentive levels to 100% of the target incentive levels, reflecting the attainment by the executive officers of all or substantially all of their respective performance objectives for fiscal 2003.

      Long-Term Incentives. The Company currently provides long-term incentive compensation to the executive officers of the Company through annual non-qualified stock option grants under the Company’s 2002 Management Stock Incentive Plan (the “2002 Plan”). The Committee is responsible for overseeing the administration of the 2002 Plan and for making grants of stock options under the 2002 Plan. Stock options granted under the 2002 Plan must have an exercise price equal to the fair market value of the Company’s stock on the date of grant. Generally, stock options vest 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of ten years from the date of grant. The number of options granted to each executive officer of the Company is determined by the Committee and is based on position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors.

      Options to purchase a total of 305,000 shares of Common Stock were granted pursuant to the 2002 Plan to the Named Executive Officers (as defined below), who comprised all of the executive officers of the Company in fiscal 2003. The options granted to the Named Executive Officers represented approximately 13% of the options granted to the Company’s management and other employees. No other types of awards were granted to the executive officers or any other person.

Chief Executive Officer’s Compensation for Fiscal 2003

      Each year Mr. Yost and the Committee agree to performance objectives (which include both financial and non-financial objectives). The Committee reviews Mr. Yost’s performance against those objectives. In addition, the Committee may consider individual factors such as Mr. Yost’s leadership ability, ability to execute the business strategy and the Company’s relationship with customers and the investment community.

      Mr. Yost’s annual incentive opportunity for fiscal year 2003 was tied primarily to the financial performance of the Company. The Committee determined at the beginning of fiscal 2003 that Mr. Yost would be eligible to receive annual incentive payments at a target level of 100% of his base salary if the Company met a level of financial performance based 25% on operating revenue, 25% on earnings before interest and taxes, 25% on return on capital committed and 25% on capture of merger synergies. In addition, the Committee determined that Mr. Yost’s target incentive level would be subject to reduction of 5% per quarter if the Company failed to meet specific earnings per share objectives at the end of any quarter of fiscal 2003. At the end of fiscal 2003, the Committee evaluated the financial performance of the Company and the individual performance of Mr. Yost during fiscal 2003 and the Committee determined that Mr. Yost was entitled to receive 100% of his target incentive level. As a result, Mr. Yost received an annual incentive payment in the amount of 100% of his base salary.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based compensation”. The Committee has not taken action to date to structure the elements of cash compensation payable to the Company’s executive officers so as to comply specifically with Section 162(m) of the Code. The compensation paid to the Company’s executive officers for fiscal year 2003 that is not considered performance-based for purposes of Section 162(m) of the Code exceeded the $1 million limit per officer for Messrs. Yost and Hilzinger.

      The Committee will continue to consider and evaluate all the Company’s compensation programs in light of Section 162(m) of the Code and related regulations. However, the Company may continue to pay compensation that is not deductible in certain circumstances if sound business judgment so requires.

COMPENSATION AND SUCCESSION
PLANNING COMMITTEE
James R. Mellor, Chairman
Richard C. Gozon
Jane E. Henney, M.D.
Francis G. Rodgers
J. Lawrence Wilson

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation and Succession Planning Committee is a former or current officer or employee of the Company or any of the Company’s subsidiaries. To the Company’s knowledge, there were no other relationships involving members of the Compensation and Succession Planning Committee requiring disclosure in this section of this proxy statement.

Executive Compensation

      The following table sets forth the compensation paid to or earned by our Chief Executive Officer and the Company’s four other executive officers (collectively referred to herein as the “Named Executive Officers”) during each of the Company’s last three fiscal years:

Summary Compensation Table

	Annual Compensation(1)
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year(2)	Salary($)	Bonus($)	Compensation($)(3)	Options(#)	Compensation($)

R. David Yost	2003	960,350	995,000	—	100,000	—
Chief Executive Officer	2002	662,473	694,700	—	100,000	—
	2001	563,942	642,250	—	180,000	—

Kurt J. Hilzinger	2003	549,077	562,000	—	80,000	—
President and Chief	2002	428,462	450,000	—	75,000	—
Operating Officer	2001	362,884	406,100	—	175,000	—

Michael D. DiCandilo	2003	330,962	335,000	—	55,000	—
Senior Vice President and	2002	248,461	300,000	—	50,000	—
Chief Financial Officer	2001	154,615	189,800	—	68,000	—

Steven H. Collis	2003	379,231	385,000	—	40,000	—
Senior Vice President and	2002	335,000	335,000	—	35,000	—
President, AmerisourceBergen	2001	300,000	259,700	—	41,722	—	(4)(5)
Specialty Group

Terrance P. Haas	2003	270,692	273,792	—	30,000	—
Senior Vice President,	2002	221,373	230,000	—	25,000	—
Operations	2001	186,673	231,000	—	75,000	—

(1)	Includes any amounts deferred under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan (the “Deferred Compensation Plan”). Eligible executive officers may elect to defer a specified amount of cash compensation and have the deferred amount credited in an account under the Deferred Compensation Plan. Deferred accounts will be credited with interest at one percentage point higher than the prime rate as in effect from time to time. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. The deferred benefits will be distributed by the Company in accordance with the terms of the Deferred Compensation Plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer may elect to receive a deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

(2)	Bonuses for fiscal 2003 were determined by applying the bonus percentage established by the Compensation and Succession Planning Committee to the base salary of each named executive officer as in effect at the time of the bonus payment. The amounts shown for 2003 and 2001 consist of bonuses earned in the fiscal year identified but paid in full in the subsequent fiscal year. The amounts shown for 2002 consist of bonuses earned in the fiscal year identified but paid in part in the subsequent fiscal year.

(3)	Does not include perquisites and other personal benefits, securities or property to the extent the aggregate amount of any such compensation paid in any fiscal year to any individual was less than $50,000 or, if lower, 10% of the total of salary and bonus paid in such fiscal year to such individual.

(4)	Does not include certain change in control and other payments made to Mr. Collis as described under “Agreements with Employees.”

(5)	Does not include forgiveness of certain loans to Mr. Collis in 2001 as described under “Certain Transactions.”

Options Granted and Exercised in Fiscal 2003

      The following tables sets forth certain information with respect to options granted to and exercised by the Named Executive Officers during fiscal 2003. The information set forth in these tables relates to options granted to and exercised by the Named Executive Officers of the Company to purchase shares of Common Stock under the 2002 Management Stock Incentive Plan.

Option Grants in Fiscal 2003

		Individual Grants

		% of Total
	Number of	Options/
	Securities	SARs	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARs	Employees in	Price		Present
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Expiration Date	Value($)(2)

R. David Yost	100,000	4.3	55.35	02/27/13	$2,160,000
Kurt J. Hilzinger	80,000	3.5	55.35	02/27/13	1,604,800
Michael D. DiCandilo	55,000	2.4	55.35	02/27/13	1,103,300
Steven H. Collis	40,000	1.7	55.35	02/27/13	802,400
Terrance P. Haas	30,000	1.3	55.35	02/27/13	601,800

(1)	The options vest 25% one year after the date of grant and then 25% per year thereafter.

(2)	Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price as of the date of exercise over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company’s stock price. The estimated grant date present value of the stock options was $20.06 based on the following defined option terms and assumptions: (i) a grant price of $55.35; (ii) an exercise price of $55.35; (iii) an expected life of five years; (iv) a risk-free interest rate of 2.51%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (v) a dividend yield of 0.14%, representing the stock’s current yield; and (vi) a stock price volatility rate of .375.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired	Value	Fiscal Year-End(#)		Fiscal Year-End($)(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. David Yost	35,000	1,594,694	415,000	225,000	7,435,813	0
Kurt J. Hilzinger	—	—	373,750	186,250	7,006,938	0
Michael D. DiCandilo	—	—	80,000	117,500	806,844	0
Steven H. Collis	41,499	2,127,128	75,797	81,241	449,812	0
Terrance P. Haas	28,500	1,360,290	58,750	71,250	287,250	0

(1)	Value calculated as the difference between the fair market value of the Company’s common stock on September 30, 2003 and the option exercise price.

Pension Plans

      AmerisourceBergen Drug Corporation Participating Companies Pension Plan. The Company maintains a qualified defined benefit pension plan providing pension benefit coverage for employees of AmerisourceBergen Drug Corporation who meet the plan’s eligibility requirements (the “Pension Plan”). The Pension Plan was frozen as to new participants shortly after the merger on August 29, 2001 of AmeriSource Health Corporation and Bergen Brunswig Corporation that resulted in the formation of the Company (the “Merger”). Thus, employees first hired after September 14, 2001 are not eligible to participate in the Pension Plan, unless pursuant to the terms of a collective bargaining agreement with the Company that provides for such participation.

      Under the Pension Plan, executive officers and other participants are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the last ten years of participation in the Pension Plan which yield the highest average.

      All Pension Plan costs are paid by the Company and the plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under the Summary Compensation Table above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. For 2003, the compensation limit was $200,000.

      As of October 1, 2003, the years of credited service under the Pension Plan for the named executive officers of the Company were as follows: R. David Yost, 29.08 years; Kurt J. Hilzinger, 12.58 years; Michael D. DiCandilo, 13 years; and Terrance P. Haas, 14.33 years. As required by ERISA and the Code, the Pension Plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $160,000 or 100% of a plan participant’s average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988.

      AmerisourceBergen Drug Corporation Supplemental Retirement Plan. The Company also maintains a Supplemental Retirement Plan (the “Supplemental Plan”). Coverage under the Supplemental Plan is limited to certain participants in the Pension Plan whose benefits under the Pension Plan are limited due to (i) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (ii) restrictions imposed by the Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (iii) any reductions in the amount of compensation taken into account under the Pension Plan due to an employee’s participation in certain deferred compensation plans sponsored by the Company or one of its subsidiaries.

      The Supplemental Plan provides for a supplement to the annual pension benefit paid under the Pension Plan to certain individuals who are pension participants and who have been employed by the Company or one of its subsidiaries for five continuous years or who suffer a total and permanent disability while employed by the Company or one of its subsidiaries, and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant’s compensation for purposes of the Pension Plan due to his participation in certain deferred compensation plans of the Company or one of its subsidiaries.

      The following table shows estimated aggregate annual retirement benefits that would be payable to participants under the Pension Plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

Estimated Annual Retirement Benefits ($)

Based on Years of Credited Service*

Final Average
Remuneration	10	20	30	35

100,000	10,000	20,000	30,000	35,000
150,000	15,000	30,000	45,000	52,500
200,000	20,000	40,000	60,000	70,000
250,000	25,000	50,000	75,000	87,500
300,000	30,000	60,000	90,000	105,000
500,000	50,000	100,000	150,000	175,000
600,000	60,000	120,000	180,000	210,000
700,000	70,000	140,000	210,000	245,000
800,000	80,000	160,000	240,000	280,000
900,000	90,000	180,000	270,000	315,000
1,000,000	100,000	200,000	300,000	350,000

*	Credited Service through 9/30/2003 only.

      Bergen Brunswig Corporation Supplemental Executive Retirement Plan. The Company maintains a non-qualified executive retirement plan (the “SERP”) providing benefits to former Bergen executives in specified compensation and years of service classifications. The Company intends to phase out the SERP over a roughly five-year period beginning July 1, 2002, as discussed below. Additionally, benefits remain payable under Bergen’s Capital Accumulation Plan (the “CAP”), which was the predecessor plan to the SERP and which was frozen to all participants on October 7, 1987.

      On July 27, 2001 Mr. Collis entered into a letter agreement (as discussed below under “Agreements with Employees”) pursuant to which he released all his claims to benefits under the SERP. Although the SERP is still in effect, Mr. Collis has not accrued any benefits under the SERP since July 27, 2001. Messrs. Yost, Hilzinger, DiCandilo and Haas will not at any time be eligible to receive benefits under the SERP.

      Under the SERP, no benefits are vested until the participant has been employed by the Company or one of its subsidiaries for a continuous five full years. Compensation for a particular year as used for the calculation of retirement benefits under the SERP includes base salary and bonuses received during the year (including salary deferred under a salary reduction arrangement) and excludes all other compensation. Benefits, which are designed to be a certain percentage of the participant’s average monthly compensation over the three calendar years in which the participant received his or her highest earnings during the participant’s last five years of service, are reduced by the following approximate amounts: (i) the participant’s primary insurance amount payable under the Social Security Act at retirement age, (ii) the participant’s benefit under the CAP, (iii) an annuitized amount of the employer’s contribution toward the AmerisourceBergen Employee Investment Plan (as successor to Bergen’s PIRA Plus Plan), and (iv) any amounts owed by a participant to the Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset).

      Effective as of July 1, 2002, the SERP was amended to provide, in general, that (i) compensation earned for calendar years after December 31, 2001 will not be considered in determining benefits under the plan, and (ii) service earned after September 30, 2003 will not be considered in determining benefits under the plan. To help minimize the impact of these changes, the SERP provides for a phase-out of benefits that will affect benefits for various participants differently depending on when a participant’s age and years of service first equal 80 or more under the SERP. Additionally, 401(k) plan contributions that are or could have been made by the Company, as well as any increases in Social Security benefits to which a participant is entitled, with respect to periods after December 31, 2001, will not be considered in determining benefits under the SERP.

      Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of monthly payments to each participant for his or her life and, upon his or her death, a specified percentage of his or her monthly benefit to his or her surviving beneficiary for the beneficiary’s remaining life. In the alternative, a participant may elect to receive his or her benefit in a lump sum. The Company may direct that any vested benefit of a participant be paid in a lump sum upon the death of the participant. A $5,000 funeral benefit is available to a participant’s estate. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. In addition, a master trust (the assets of which are subject to the claims of the Company’s general creditors) for certain executive officer deferral plans has been established to preserve these executive benefits.

      The following table shows the estimated annual benefits payable under the SERP to eligible participants at age 62, based on a joint and 50 percent survivor annuity form of retirement income. The table also includes benefits payable to participants under the CAP.

Estimated Annual Retirement Benefits ($)

Based on Years of Credited Service

Average Annual Compensation
During Highest of Final
Five Years Before Retirement	10	20	30	40

200,000	38,700	70,700	70,700	70,700
400,000	101,600	165,600	165,600	165,600
600,000	164,900	260,900	260,900	260,900
800,000	228,100	356,100	356,100	356,100
1,000,000	291,300	451,300	451,300	451,300

AGREEMENTS WITH EMPLOYEES

AmerisourceBergen Employment Agreements

      Effective October 1, 2003, the Company entered into employment agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with Messrs. Yost, Hilzinger, DiCandilo and Haas. Mr. Yost’s Employment Agreement specifies that he shall serve as Chief Executive Officer of the Company and shall report to the Board of Directors. Mr. Hilzinger’s Employment Agreement specifies that he shall serve as President and Chief Operating Officer of the Company and shall report to the Chief Executive

Officer. Mr. DiCandilo’s Employment Agreement specifies that he shall serve as the Senior Vice President and Chief Financial Officer of the Company and shall report to the Chief Executive Officer. Mr. Haas’ Employment Agreement specifies that he shall serve as the Senior Vice President Operations of the Company, or in any other capacity with the Company or any subsidiary as may be determined from time to time by the Company, so long as he is compensated at a salary grade level that is substantially the same as or greater than his salary grade level as of October 1, 2003.

      With the exception of the foregoing, the Employment Agreements are substantially similar in form and substance. Each Employment Agreement provides for the following, among other things:

•	Two-year term of employment, with an automatic two-year extension on each two-year anniversary date.

•	Continuation of annual base salary at the rate in effect for the executive as of October 1, 2003, subject to increase in accordance with the Company’s prevailing practices from time to time.

•	Incentive compensation, bonuses and benefits in accordance with the Company’s prevailing practices from time to time.

•	Customary rights on the part of the Company to terminate for cause (which includes, among other things, conviction of a crime of moral turpitude).

•	Rights on the part of the executive to terminate for good reason (which includes notice by the Company of non-renewal of the Employment Agreement upon the end of any two-year term or a reduction in the salary grade of the executive).

      Each Employment Agreement obligates the Company to continue to pay the executive base salary and bonus (based on average of annual bonuses paid in the prior three years), and to reimburse the costs incurred by the executive to continue health coverage pursuant to COBRA, for two years after termination in the event that the executive is terminated without cause or the executive terminates for good reason. Good reason is defined to include, among other things, reduction in base salary and notice of non-renewal by the Company at the end of the initial two-year term or any renewal term.

      Each Employment Agreement indicates that payments to be made to the executive are intended not to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 and provides for reduction of the amount of the payments, if necessary, to ensure that they do not constitute “excess parachute payments.”

      Each Employment Agreement obligates the executive to refrain for a period of two years after any termination of the executive’s employment from competing, directly or indirectly, with any business in which the Company or its subsidiaries engages and from soliciting any other employees.

      All of the Employment Agreements are attached as exhibits to the Company’s Annual Report on Form 10-K for fiscal 2003. The foregoing description is qualified in its entirety by reference to such exhibits.

Bergen Employment Agreement

      In September 2000, Bergen entered into a written employment agreement (the “Bergen Employment Agreement”) with Mr. Collis. The form of this agreement is substantially the same as the forms of such agreements that were entered into with other executive officers of Bergen starting in 1994.

      The Bergen Employment Agreement provided for an initial term of three years. The Bergen Employment Agreement automatically extended on a monthly basis so that the outstanding term was always three years, subject to the option of either party to terminate the automatic extension provisions at any time. That evergreen provision of the Bergen Employment Agreement was terminated on August 29, 2001, the effective date of the Merger and the agreement now has a maximum remaining term of three years after the effective date of the Merger. Under the Bergen Employment Agreement, Mr. Collis is entitled to receive base salary, a bonus that shall be equal to that paid to other executive officers at the same level, but in no event less than 50% of the average of his previous three annual bonuses, and other benefits and allowances.

      The Bergen Employment Agreement may be terminated by:

•	Mr. Collis with or without good reason upon written notice of termination delivered to the Company.

•	mutual agreement between Mr. Collis and the Company.

•	the Company for cause.

      If the Bergen Employment Agreement is terminated by the Company for any reason other than cause, or if Mr. Collis terminates his employment for good reason, he will be entitled to specified damages. The Merger constituted good reason for Mr. Collis to terminate his Bergen Employment Agreement. In the event of termination by Mr. Collis for good reason, he is entitled to termination damages of three years of salary and bonuses and the value of three years of benefits, which damages are subject to mitigation if Mr. Collis obtains other employment during the three years after termination.

      By letter agreement dated July 27, 2001 (the “Letter Agreement”), the Company and Mr. Collis agreed to a method for calculating the termination damages payable under the Bergen Employment Agreement as follows:

•	Salary in effect at the time of employment termination is deemed to continue at that rate until the immediately following September 30 and to increase thereafter on each October 1 by 4%.

•	Bonus is to be calculated as the average of the three highest bonuses paid over the preceding five years, which amount will then increase at 4% per annum during the three year period used to calculate damages.

•	Value of all other benefits and perquisites will be deemed to be $25,000 per year.

      The amount so determined is then reduced to present value using a discount rate equal to 120% of the then applicable federal rate determined under Section 1274 of the Internal Revenue Code of 1986, compounded semiannually.

      The Bergen Employment Agreement and the Letter Agreement are attached as exhibits to, or incorporated as exhibits by reference into, the Company’s Annual Report on Form 10-K for fiscal 2003. The foregoing description is qualified in its entirety by reference to such exhibits.

Bergen Severance Agreement

      At the time Mr. Collis entered into the Bergen Employment Agreement in September 2000, he also entered into a severance agreement (the “Severance Agreement”), the form of which was substantially the same as the forms of such agreement that had been entered into with other executive officers of Bergen starting 1994. The Severance Agreement required payment of cash and other benefits in the event of a voluntary or involuntary termination of employment within three years following, but only upon, a change in control of Bergen. The Severance Agreement provided for payment of 2.99 times the average annual W-2 compensation paid by Bergen for the most recent five taxable years ending before the date of the change in control, if, following the change of control, the executive was terminated for any reason within 180 days after the change in control, was terminated without cause or terminated his employment for good reason (including, but not limited to, an adverse change in his position from his position at the time of the change of control). The Severance Agreement continued until three years and one day after a change in control or until the executive received the severance payment and other benefits he was entitled to under his Severance Agreement. Mr. Collis also was entitled to a lump sum payment of enhanced benefits under the SERP, in the event of a change in control.

      Pursuant to the certain additional terms of the Letter Agreement, Mr. Collis agreed to terminate the Severance Agreement and release his claim to benefits under the SERP, at the effective time of the Merger, in exchange for a lump sum cash payment. He also agreed to release the Company from all claims under his Severance Agreement and the SERP upon receipt of such payment. Pursuant to the Letter Agreement and the accompanying release, Mr. Collis was paid $997,128 in fiscal 2001 on account of his Severance Agreement and $2,673,884 in settlement of his SERP benefits.

      If any payment or acceleration of any benefits extended to Mr. Collis upon the completion of the Merger were to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, then he is entitled to receive an additional gross up in an amount necessary to provide him with sufficient after income tax funds to fully pay all such excise taxes on both the payment and the gross up.

CERTAIN TRANSACTIONS

Bergen Deferred Compensation Loan Program

      In April 1990, Bergen’s board of directors approved an unfunded deferred compensation loan program available to Bergen’s executive officers (the “ELP”) for the purpose of providing them with an incentive to remain with Bergen. Under the ELP, loans were available to certain Bergen executive officers, except those serving on Bergen’s board of directors. Under the original terms of the ELP, (i) each outstanding loan bore no interest, matured upon the officer’s termination of employment unless extended by Bergen’s board and was evidenced by a secured promissory note in the principal amount of the loan, (ii) an executive officer could borrow up to 125% of his or her annual salary in effect on the date of any request, and (iii) the value of collateral securing the loan amount was required to equal at least 125% of the principal loan amount. Although no interest was charged, the employee was deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee was also deemed to have paid interest in a like amount to Bergen.

      Under the ELP, Bergen made a loan in the amount of $375,000 to Mr. Collis. This loan was forgiven by Bergen in August 2001. Bergen then made an additional loan in the amount of $170,000 to Mr. Collis in order to enable him to pay the income tax he incurred as a result of the forgiveness of the ELP loan. As of September 30, 2003, the principal amounts outstanding under the tax assistance loan to Mr. Collis was $170,000. Such loan amount is due and payable upon the later to occur of August 7, 2004 or the termination of Mr. Collis’ employment with the Company. The tax assistance loan to Mr. Collis is non-interest bearing and is secured by a pledge of either real property or securities having a market value of at least 125% of the amount of the loan.

      Mr. Martini, the Chairman of the Board of the Company, had an outstanding tax assistance loan from Bergen in the principal amount of $675,000, which was due and payable in August 2004 but which he voluntarily prepaid in full during fiscal 2002. Bergen made this loan to Mr. Martini August 2001 to assist him in paying taxes he incurred as a result of the forgiveness by Bergen in August 2001 of an earlier loan of $1.4 million made to him under the ELP.

What is the Company’s current policy with regard to loans to directors or officers?

      The Company does not have any programs under which it extends loans either to its directors or to its officers. Accordingly, no loans have been extended to any director or officer of the Company subsequent to the Merger.

Bergen Brunswig Corporation Retired Officer Medical Plan

      The Company maintains the Bergen Brunswig Corporation Retired Officer Medical Plan (the “ROM Plan”), an unfunded, non-qualified plan under which medical and other benefits are being and will be provided to a limited group of former officers of Bergen and their spouses and/or eligible dependents (each being a “covered person”). Benefit coverage commences under the ROM Plan upon termination of employment (as defined in the ROM Plan) of the former Bergen officer, following the satisfaction of certain eligibility requirements. The duration of the benefit coverage is for the lifetime of the former officer and the lifetime of the former officer’s spouse, if any. The ROM Plan provides for the payment of 100% of the covered person’s eligible expenses with respect to specified medical, dental, vision and prescription services without any required contribution from the covered person. However, if the covered person is eligible for Medicare or for coverage under other governmental or private plans, then the coverage provided by the ROM Plan is secondary to the amounts paid by such other plans. Mr. Martini, the Chairman of the Board of the Company, is among the former officers of Bergen entitled to receive benefits under the ROM Plan.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      This table shows how much of our outstanding common stock is beneficially owned by each of the Named Executive Officers (who comprise all of the executive officers of the Company), each of the directors, and all directors and executive officers as a group as of December 31, 2003. The table also shows how much of our outstanding common stock is beneficially owned by owners of more than 5% of our outstanding common stock.

      According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 112,217,632 shares of common stock outstanding as of the close of regular trading on the NYSE on December 31, 2003.

		Aggregate Number
		of Shares
	Title of	Beneficially	Percent of
Name of Beneficial Owner	Beneficial Owner	Owned(1)	Class

R. David Yost(2)	Chief Executive Officer and Director	816,000	*
Kurt J. Hilzinger(2)	President and Chief Operating Officer	510,450	*
Michael D. DiCandilo(2)	Senior Vice President and Chief Financial Officer	98,059	*
Steven H. Collis(2)	Senior Vice President and President of AmerisourceBergen Specialty Group	92,562	*
Terrance P. Haas(2)	Senior Vice President, Operations	67,031	*
Rodney H. Brady(3)(4)	Director	44,284	*
Charles H. Cotros(3)	Director	6,415	*
Richard C. Gozon(3)	Director	73,362	*
Edward E. Hagenlocker(3)	Director	32,764	*
Jane E. Henney, M.D.(3)	Director	5,520	*
Robert E. Martini(3)(5)	Director and Chairman of the Board of Directors	1,681,759	1.5
James R. Mellor(3)	Director	56,044	*
Francis G. Rodgers(3)(6)	Director	31,471	*
J. Lawrence Wilson(3)	Director	25,764	*
All directors and executive officers as a group (14 people)		3,541,485	3.2
Wellington Management Company, LLP 75 State Street Boston, MA 02109		7,250,000	6.5

*	Less than 1.0%

(1)	Based on information furnished to the Company by the respective stockholders or obtained by the Company from sources the Company believes are reliable. The Company believes that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2)	Common stock and the percent of class listed as being beneficially owned by the Company’s executive officers include outstanding options to purchase common stock which are exercisable within 60 days of December 31, 2003, as follows: Mr. Yost, 440,000 shares; Mr. Hilzinger, 393,750 shares; Mr. DiCandilo, 93,750 shares; Mr. Collis, 92,562 shares; and Mr. Haas, 66,250 shares.

(3)	Common stock and the percent of class listed as being beneficially owned by the Company’s non-employee directors include outstanding options to purchase common stock which are exercisable within 60 days of December 31, 2003, as follows: Mr. Brady, 19,761 shares; Mr. Cotros, 4,245 shares; Mr. Gozon, 62,591 shares; Mr. Hagenlocker, 24,591 shares; Dr. Henney, 4,216 shares; Mr. Martini, 78,825 shares; Mr. Mellor, 42,053 shares; Mr. Rodgers, 23,553 shares; and Mr. Wilson, 12,591 shares.

(4)	Includes 24,523 shares held by Mr. Brady and his wife as tenants in common.

(5)	Includes 25,080 shares beneficially owned by Mr. Martini for which he does not have voting or dispositive power.

(6)	Includes 3,116 shares held in the Rodgers Pension Plan for which Mr. Rodgers and his wife are co-trustees.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information as of September 30, 2003 regarding all of the Company’s existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

		(b)	(c)
	(a)		Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column(a))

Equity compensation plans approved by security holders	8,255,000	$56.00	4,831,904 (1)
Equity compensation plans not approved by security holders	0	N/A	0
Total	8,255,000	$56.00	4,831,904

(1)	Includes shares available for future issuance under the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan

STOCK PERFORMANCE GRAPH

      The Merger of AmeriSource Health Corporation and Bergen Brunswig Corporation occurred on August 29, 2001 and the Company’s common stock began trading on the New York Stock Exchange on August 30, 2001. As a result, the cumulative total stockholder return on the common stock of the Company cannot be provided for any period before that date.

      This graph depicts the Company’s cumulative total stockholder returns relative to the performance of an index of peer companies selected by the Company and the Standard & Poor’s 500 Composite Stock Index from the market close on August 29, 2001 to September 30, 2003. The graph assumes $100 invested at the closing price of the common stock of the Company and of each of the other indices on the New York Stock Exchange on August 29, 2001. The points on the graph represent fiscal quarter-end index levels based on the last trading day in each fiscal quarter. The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Cardinal Health, Inc. and McKesson Corporation.

COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*

AMONG AMERISOURCEBERGEN CORPORATION, THE PEER GROUP INDEX
AND THE S&P 500 INDEX

*	$100 INVESTED ON 8/29/01 IN COMMON STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers as well as persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in beneficial ownership of the Company’s common stock. Directors, executive officers and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that during fiscal 2003, all our directors and executive officers complied with these requirements. We had no stockholders during fiscal 2003 who held more than ten percent of our outstanding common stock.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

      Securities and Exchange Commission rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended September 30,

2003 (without exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S PROXY STATEMENT AND

STOCKHOLDER COMMUNICATIONS

      To be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing by September 30, 2004. All proposals should be submitted to: William D. Sprague, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087-5594. Stockholder proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the state of Delaware and the Bylaws of the Company.

      Stockholder communications may be submitted at any time in writing to: William D. Sprague, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087-5594. Stockholder communications are communications from any stockholder to the Board of Directors, any Committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under “Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations” at page 13). The Company’s Corporate Secretary will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any Committee or any director.

APPENDIX A

AMERISOURCEBERGEN CORPORATION

CORPORATE GOVERNANCE PRINCIPLES

Governance Principles

      The following principles have been approved by the Board of Directors and, along with the charters and key practices of the Board committees, provide the framework for the governance of AmerisourceBergen Corporation (“ABC”). The Board recognizes that there is an ongoing and energetic debate about corporate governance, and it will review these principles and other aspects of ABC governance annually, or more often if deemed necessary.

1. Role of Board and Management. ABC’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board of Directors is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served. Both the Board of Directors and the management recognize that the long-term interests of shareholders are advanced by responsibly addressing the concerns of other shareholders and interested parties including employees, recruits, customers, suppliers, ABC communities, government officials and the public at large.

2. Functions of Board. The Board of Directors has five scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to make every effort to attend all scheduled Board and committee meetings. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

a. selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

b. providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

c. reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

d. assessing major risks facing the Company — and reviewing options for their mitigation; and

e. ensuring processes are in place for maintaining the integrity of the Company — the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other shareholders.

3. Qualifications. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to the Company’s activities.

      Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time and at least for their elected term. Directors who experience material changes in employment or career responsibilities should notify the Chairman of the Board.

      Directors who also serve as CEO or COO of ABC should not serve on more than one board of a public company in addition to the ABC Board, and other directors should not serve on more than four other boards of public companies in addition to the ABC Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the ABC Board.

      The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be automatically renominated. The Board self-evaluation process described below will be an important determinant for Board tenure. Directors will resign at the Annual Meeting following their 75th birthday.

4. Independence of Directors. A majority of the directors will be independent directors as provided in the New York Stock Exchange (NYSE) Corporate Governance Rules (the “NYSE Rules”).

      ABC will seek to have and maintain a minimum of 70% independent directors. Directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and knowledge of the Company.

      To be considered independent under the NYSE Rules, the Board shall affirmatively determine that a director has no direct or indirect material relationship with ABC. In addition, a director shall not be independent if, within the preceding three years:

a. the director was an employee, or whose immediate family member was an executive officer, of the Company;

b. the director, or whose immediate family member, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

c. the director was affiliated with or employed by, or whose immediate family member was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

d. the director was employed, or whose immediate family member was employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

e. the director was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

      In implementing the provisions of this Section 4, the NYSE Rules will be followed.

      The following eight directors are independent under the foregoing guidelines: Rodney H. Brady, Charles H. Cotros, Richard C. Gozon, Edward E. Hagenlocker, Jane E. Henney, M.D., James R. Mellor, Francis G. Rodgers and J. Lawrence Wilson.

      The Company will not make any personal loans or extensions of credit to directors or executive officers. No director or family member may provide personal services for compensation to the Company.

5. Size of Board and Selection Process. The directors are elected for a three-year term by the shareholders at an annual meeting of shareholders. Shareholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and supporting information to: Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087-5594. The Board proposes a slate of nominees to the shareholders for election to the Board. The Board also determines the number of directors on the Board, provided that there are at least ten. Between annual shareholder meetings, the Board may elect directors to serve until the next annual meeting. The Board believes that the size of the Board should be in the range of 10-12 directors.

6. Board Committees. The Board has established the following committees to assist the Board in discharging its responsibilities: (i) Audit and Corporate Responsibility; (ii) Compensation and Succession Planning; (iii) Governance and Nominating; and (iv) Executive and Finance. The current charters and key practices of these committees are published on the ABC website, and will be mailed to shareholders upon written request. The committee chairs report on the results of their meetings to the full Board at its next scheduled meeting.

7. Independence of Committee Members. In addition to the requirement that a majority of the Board satisfy the independence standards discussed in Section 4 above, members of the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee and the Governance and Nominating Committee must also satisfy an additional NYSE independence requirement. Specifically, they may not directly or indirectly receive any compensation from the Company other than their directors’ compensation.

8. Meetings of Non-Employee Directors. The Board will meet without management directors present at the end of each of its regularly scheduled meetings. The directors have determined that the Chairman will preside at such meeting. If the Chairman is not present, the chairs of the committees will preside on a rotating basis.

      The non-employee directors may meet without management directors present at such other times as determined by the Board.

9. Self-Evaluation. The Board and each of the committees will perform an annual self-evaluation. Each September, each director will be requested to provide his/her assessment of the effectiveness of the Board and the committees on which he/she serve. The individual assessments will be organized and summarized by an independent corporate governance expert for discussion at the October meeting of the Board.

10. Setting Board Agenda. The Chairman and the CEO shall be responsible for setting the agenda. At the October Board meeting, the CEO will propose for the Board’s approval key issues of strategy, risk and compliance to be scheduled and discussed during the course of the next calendar year. Before that meeting, the Board will be invited to offer its suggestions. As a result of this process, a schedule of major discussion items for the following year will be established. Prior to each Board meeting, the CEO will discuss the other specific agenda items for the meeting with the Chairman. The CEO and the Chairman, or committee chair as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO, the Chairman, or appropriate committee chair at any time.

11. Ethics and Conflicts of Interest. The Board expects ABC directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising ABC’s Code of Ethics and Business Conduct. Any request for a waiver of the application of the Code of Ethics and Business Conduct to executive officers or directors of the Company shall be made in writing to the Board. The Board shall respond to all such requests for waivers within thirty (30) days. All waivers shall be promptly disclosed to the shareholders of the Company.

12. Reporting of Concerns to Non-Employee Directors or the Audit and Corporate Responsibility Committee. Anyone who has a concern about ABC’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Network system established by ABC. Such report will also be communicated directly to the chair of the Audit and Corporate Responsibility Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone to special addresses and a toll-free phone number that are published on the Company’s website. The chair of the Audit and Corporate Responsibility Committee may direct that certain matters be presented to the Audit and Corporate Responsibility Committee or the full Board and may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.

13. Compensation of Board. The Governance and Nominating Committee shall have the responsibility for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the Governance and Nominating Committee shall be guided by three goals: compensation should fairly pay directors for work required in a company of ABC’s size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand. It is the desire of the Board to attract and retain qualified members that satisfy the requirements set forth in these corporate governance policies. Each year prior to the Annual Meeting, the Governance and Nominating Committee shall review non-employee director compensation and benefits.

14. Succession Plan. The Board shall approve and maintain a succession plan for the CEO and senior executives, based upon recommendations from the Compensation and Succession Planning Committee.

15. Strategic Plan. At each of its quarterly meetings, the Board will review the status of the strategic planning process of ABC.

16. Annual Compensation Review of Senior Management. The Compensation and Succession Planning Committee shall annually approve the goals and objectives for compensating the CEO. That Committee shall evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The Committee shall also annually approve the compensation structure for the Company’s officers, and shall evaluate the performance of the Company’s senior executive officers before approving their salary, bonus and other incentive and equity compensation.

17. Access to Senior Management. Non-employee directors are encouraged to contact senior managers of the Company without senior corporate management present. To facilitate such contact, management will make an effort to provide opportunities for non-employee directors to have direct personal contact with associates outside the presence of corporate management.

18. Access to Independent Advisors. The Board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors.

19. Director Orientation. The Chairman and Secretary shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Each new director shall, within six months of election to the Board, spend a day at corporate headquarters for personal briefing by the CEO, the CFO and the COO and other senior management on the Company’s businesses and strategic plans, its financial statements, and its key policies and practices. All directors shall receive annual director education in subjects relevant to the duties of a director, including the study of corporate governance best practices or ethics. This education may be as a result of a program planned by the Company or by the director attending a pre-approved seminar.

20. Communications. Communications to the Board will be provided through the Secretary of the Company. Questions concerning Board matters should be directed to the Chairman or the Secretary of the Company.

21. Internal Status Reports. On the first Monday of each month, other than the Monday following a Board meeting, the CEO will host a telephone conference for the purpose of updating members of the Board on the business affairs of the Company. Participation will be voluntary. Board members are also invited at any time to call the CEO directly with any questions or comments concerning the business affairs of the Company.

Adopted by the Board on October 29, 2003

AMERISOURCEBERGEN CORPORATION

AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE CHARTER

Organization

      There shall be a Committee of the Board of Directors to be known as the Audit and Corporate Responsibility Committee. The Committee shall review and reassess the charter at least annually and obtain approval of the Board of Directors. The Committee, including the Chair thereof, shall be appointed by the Board of Directors and shall comprise at least three directors, all of whom are independent of the management of the Company, are independent as defined in the Corporate Governance Policies of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with his/her exercise of independent judgement as a Committee Member. In accordance with the New York Stock Exchange Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission, Audit Committee Members shall be considered independent provided that they shall only receive directors’ fees (including equity-based compensation) as compensation from the Company; they shall not accept, directly or indirectly, consulting, advisory or other compensatory fees from the Company or any subsidiary of the Company other than directors’ fees; and they shall not be an affiliated person of the Company or any subsidiary of the Company. All Committee members shall be financially literate, and at least one member shall be a financial expert as determined by the Board in accordance with rules and regulation of the Securities Exchange Commission. If a Committee member serves on the audit committees of more than three (3) public companies, then the Board shall determine that such simultaneous service would not impair the ability of such Audit Committee member to serve on the Committee. The Board will disclose such determination in the Company’s Annual Proxy Statement or Annual Report filed on Form 10-K with the Securities Exchange Commission.

      It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles (“GAAP”) and of the Company’s independent auditor to audit those financial statements. The Audit Committee’s responsibility is one of oversight and in carrying out its responsibility the Audit Committee is not providing any expert or other special assurance as to the Company’s financial statements.

Meetings

      Subject to the Company’s by-laws and resolutions of the Board, the Audit Committee shall meet at least four times annually at such times as the Chair of the Committee shall designate.

      A majority of the members of the Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if prior to such action all members of the Committee consented thereto in writing and the writing is filed with the minutes of proceedings of the Committee. The Committee shall keep a record of its actions and proceedings, and the Chair of the Committee shall make a report thereof from time to time to the Board.

Statement of Policy

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders and investment community relating to the Company’s financial statements and the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditor, and the financial management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

Independent Auditor Responsibilities

1. Appoint the independent auditor to audit the financial statements of the Company and its divisions and subsidiaries. The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Audit Committee, as representatives of the Company’s shareholders, and has authority to terminate the independent auditor. The Committee shall determine the compensation of the independent auditor and oversee all work by the independent auditor. The independent auditor shall report directly to the Committee.

2. Pre-approve all audit and permitted non-audit services provided by the independent auditor (including the fees and terms thereof) in accordance with the Policy for Pre-Approval of Audit and Non-Audit Services adopted by the Committee and applicable legal and regulatory requirements.

3. Ensure the rotation of the independent auditor’s lead partner having primary responsibility for the audit and the independent auditor’s partner responsible for reviewing the audit as required by law.

4. Assist the Board with oversight of the qualifications and independence of the independent auditor and review the performance of the independent auditor, which shall include obtaining and reviewing, at least annually, a report by the independent auditor describing: the internal quality control procedures of the independent auditor’s firm; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor’s firm; inquiry or investigation by the government or professional authorities within the past five (5) years respecting one (1) or more independent audits carried out by the independent auditor’s firm and any steps taken to deal with such issues; and all relationships between the independent auditor and the Company.

5. Ensure that the independent auditor submits annually a formal written statement delineating all relationships between the auditor and the Company. The Committee is responsible for engaging in a dialogue with the independent auditor with respect to any disclosed circumstances that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take action as necessary in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

6. Establish hiring policies for employees or former employees of the independent auditor.

Financial Statements and Disclosure Responsibilities

7. Review and discuss with management and the independent auditor the financial statements contained in the Annual Report on Form 10-K (or the Annual Report to shareholders, if distributed prior to the filing of Form 10-K) and the interim financial statements contained in the Quarterly Report on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of

Financial Conditions and Results of Operations”, to determine that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders, including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Any changes in accounting principles should be reviewed. Discuss with the independent auditor the matters required by Statement on Auditing Standards No. 61 and based upon the reviews and discussion issue its report for inclusion in the Company’s proxy statement.

8. Prepare the Audit Committee report that Securities and Exchange Commission’s rules require be included in the Company’s Annual Proxy Statement or Annual Report on Form 10-K.

9. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion shall include a review of the types of information to be disclosed and the types of presentations to be made, paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information.

10. Review disclosures made to the Committee by the Company’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11. Review and discuss reports from the independent auditor on (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accept accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter.

12. Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and at the conclusion thereof to review such audit, including any comments or recommendations of the independent auditor.

13. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

14. Discuss with management and the independent auditor the effect on the Company’s financial statement of significant regulatory and accounting initiatives as well as off-balance sheet structures.

15. Review with the independent auditor, the Company’s internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Furthermore, the Committee annually will review with Internal Audit the Company’s policy statements as they relate to the Company’s Code of Ethics and Business Conduct.

16. Provide sufficient opportunity for the internal auditor and independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Company’s financial, accounting and auditing personnel, the level of cooperation that the independent auditor received during the course of the audit, and any audit problems or difficulties encountered by the independent auditor in the course of its audit work and management’s response.

17. Discuss policies with respect to risk assessment and risk management.

Internal Audit Responsibilities

18. Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

19. Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, together with explanations for any deviations from the original plan.

20. Review the appointment, performance and replacement of the senior internal auditor; review the activities and organizational structure of Internal Audit and the significant reports to management prepared by Internal Audit and management’s response; and discuss with the independent auditor and management Internal Audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

Compliance Oversight Responsibilities

21. Ensure that a Written Affirmation is filed with the New York Stock Exchange annually in accordance with the rules and regulations of the New York Stock Exchange.

22. Obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

23. Discuss with management and the independent auditor any correspondence from regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24. Assist the Board of Directors with oversight of the Company’s compliance with legal and regulatory requirements and performance of the Company’s internal audit function and independent auditor.

25. Obtain reports from management and the Company’s senior internal auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Ethics and Business Conduct.

26. Review and approve the Company Code of Ethics and Business Conduct as well as the Code of Ethics for the CEO and senior financial officers of the Company.

27. Establish procedures for the receipt, retention and treatment of complaints received by the Company’s employees regarding accounting, internal accounting controls or auditing matters, as well as confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other Responsibilities

28. Meet separately, periodically, with management, internal auditors and independent auditors.

29. Receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to the independent auditor, independent legal counsel and other advisors, and ordinary administrative expenses that are necessary and appropriate in carrying out its duties.

30. Engage independent legal counsel and other advisors as it determines necessary to carry out its duties.

31. Review the Committee Charter annually and recommend any proposed changes to the Board for approval.

32. Report regularly to the Board of Directors.

33. Conduct an annual performance evaluation of the Committee.

      Adopted by the Board on October 29, 2003.

AMERISOURCEBERGEN CORPORATION

COMPENSATION AND SUCCESSION PLANNING COMMITTEE CHARTER

Organization

      There shall be a Committee of the Board of Directors to be known as the Compensation and Succession Planning Committee. The Committee, including the Chair thereof, shall be appointed by the Board of Directors and shall comprise at least three directors, all of whom are independent of the management of the Corporation, are independent as defined in the Corporate Governance Policies of the Company and are free of any relationship that in the opinion of the Board of Directors would interfere with his/her exercise of independent judgment as a Committee Member.

Meetings

      Subject to the Company’s by-laws and resolutions of the Board, meetings of the Committee may be held at any place from time to time as designated by the Chair of the Committee. A majority of the members of the Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if prior to such action all members of the Committee consented thereto in writing and the writing is filed with the minutes of proceedings of the Committee. The Committee shall keep a record of its actions and proceedings, and the Chair of the Committee shall make a report thereof from time to time to the Board.

Statement of Policy

      The role of the Compensation and Succession Planning Committee is to recommend, establish, oversee and direct the Company’s executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, the Committee believes it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced shareholder value. The Committee is also responsible for meeting periodically with management to review and make recommendations with respect to succession planning and management development. In addition, the Committee is responsible for reviewing investment decisions relating to the Company’s retirement plans as well as overseeing the administration of the Company’s employee benefit plans.

Roles and Responsibilities

      The Committee’s roles and responsibilities are to:

1. Review annually and approve:

a. the Company’s executive compensation strategy to ensure that management is rewarded appropriately for its contributions to Company profitability; and

b. the individual elements of total compensation for the Chief Executive Officer and other members of senior management.

2. Ensure that the executive compensation strategy supports AmerisourceBergen’s objectives and shareholder interests.

3. Determine whether the annual incentive compensation plan is administered consistently with the Company’s compensation strategy.

4. Review and approve annually corporate goals and objectives relevant to Chief Executive Officer compensation; evaluate the Chief Executive Officer’s performance in light of these goals and objectives; and determine and approve the Chief Executive Officer’s compensation based on this evaluation, either as a Committee or together with the other independent directors of the Board (as directed by the Board).

5. Produce the Compensation Committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Company’s Annual Proxy Statement or Annual Report on Form 10-K which report communicates the factors on which compensation for the Chief Executive Officer and other members of senior management was based, including the relationship of Company performance to their compensation.

6. Evaluate the performance of management annually and make recommendations to the Board with respect to compensation, incentive-compensation plans and equity based compensation plans for management.

7. Monitor the Company’s compensation and stock options practices to ensure appropriate alignment with the Company’s overall performance objectives.

8. Propose stock option plans to shareholders that are consistent with shareholder interests in providing a competitive incentive plan for key associates, determine the guidelines in administering the plans, award grants and monitor their effectiveness.

9. Meet with management at least annually to review and make recommendations relating to succession planning and management development, including the identification of high potential performers.

10. Review and make investment decisions relating to the retirement plans of the Company as well as oversee and approve changes to these plans.

11. Oversee the administration of the Company’s employee benefit plans.

12. Approve consulting firms used to assist in evaluation of the Chief Executive Officer and senior management.

13. Review the Committee Charter annually and recommend any proposed changes to the Board for approval.

14. Conduct an annual performance evaluation of the Committee.

Adopted by the Board on October 29, 2003

AMERISOURCEBERGEN CORPORATION

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Organization

      There shall be a Committee of the Board of Directors to be known as the Governance and Nominating Committee. The Committee, including the Chair thereof, shall be appointed by the Board of Directors and shall comprise at least three directors, all of whom are independent of the management of the Corporation, are independent as defined in the Corporate Governance Policies of the Company and are free of any relationship that in the opinion of the Board of Directors would interfere with his/her exercise of independent judgment as a Committee Member.

Meetings

      Subject to the Company’s by-laws and resolutions of the Board, meetings of the Committee may be held at any place from time to time as designated by the Chair of the Committee. A majority of the members of the Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if prior to such action all members of the Committee consented thereto in writing and the writing is filed with the minutes of proceedings of the Committee. The Committee shall keep a record of its actions and proceedings, and the Chair of the Committee shall make a report thereof from time to time to the Board.

Statement of Policy

      The Governance and Nominating Committee reviews the role, composition, and structure of the Board and its committees. The Committee has the responsibility for evaluating and advising the Board on the Company’s approach to corporate governance, including the adoption of Corporate Governance Policies subject to Board approval. It also reviews and evaluates Board members in determining the annual directors’ slate and identifies new director nominees.

Roles and Responsibilities

      The Committee’s roles and responsibilities are to:

1. Identify, evaluate and recommend qualified candidates to serve as Directors of the Company, consistent with the selection and qualification criteria approved by the Board, and Directors to serve on the various Board committees, including to:

a. Recommend selection and qualification criteria for Board members for approval by the Board;

b. Evaluate and recommend for Board approval candidates for nomination as Directors and candidates to fill Board vacancies;

c. Consider nominees recommended by shareholders for election as Directors in accordance with the Company’s Bylaws and applicable laws;

d. Determine selection and qualification criteria for Board committee members;

e. Evaluate and recommend for Board approval Directors to serve as Board committee members, to serve as chair of Board committees and to fill Board committee member vacancies.

2. Review and make corporate governance recommendations to the Board, including to:

a. Develop and recommend Corporate Governance Policies for adoption by the Board;

b. Make recommendations regarding the size and composition of the Board and the composition and responsibilities of Board committees;

c. Review and make recommendations regarding the effectiveness of the Board, its committees, individual Directors and management and any other matter contemplated in the Corporate Governance Policies of the Company.

3. Review and make recommendations to the Board regarding compensation for service as a Director, including incentive and deferred compensation plans and awards or grants thereunder.

4. Oversee the evaluation of the Board and management.

5. Approve search firms used to identify Director candidates.

6. Review the Committee Charter annually and recommend any proposed changes to the Board for approval.

7. Conduct an annual performance evaluation of the Committee.

Adopted by the Board on October 29, 2003

AMERISOURCEBERGEN	YOUR VOTE IS IMPORTANT
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- DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink

The Board of Directors recommends a vote FOR Item 1.

Item 1. ELECTION OF TWO DIRECTORS TO CLASS III

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

     Nominees: 01 — Edward E. Hagenlocker, 02 — Kurt J. Hilzinger

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)

Item 2. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

To change your address please mark this box.	☐
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S C A N            L I N E

Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

AMERISOURCEBERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MARCH 5, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania 19103, on March 5, 2004 at 2:00 p.m. local time, and at any and all adjournments and postponements thereof, as follows:

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 2.

(Continued on the reverse side. Must be signed and dated on the reverse side)	AMERISOURCEBERGEN CORPORATION P.O. BOX 11299 NEW YORK, N.Y. 10203-0299